UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2023

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2023, Evofem Biosciences, Inc. (“Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aditxt, Inc., a Delaware corporation (“Parent”), Adicure, Inc., a Delaware corporation and a wholly-owned Subsidiary of parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

As consideration for the Merger, the Parent will (i) issue 610,000 shares of Parent common stock (“Parent Common Stock”) (ii) exchange the Company’s preferred stock Parent preferred stock (“Parent Preferred Stock” and together with Parent Common Stock, the “Merger Shares”) (iii) execute an assignment agreement by and between Baker Brothers Life Sciences, L.P. and the Parent for the certain secured and unsecured promissory notes aggregately valued at $18,000,000. In addition, Parent has agreed to issue up to an aggregate of 89,126 shares of preferred stock to the holders of the Company’s currently outstanding unsecured notes, purchase rights, certain warrants, and preferred stock. The closing issuance of Merger Shares may be adjusted pursuant to procedures set forth in the Merger Agreement, in connection with the finalization of exchange ratio of the Company and Parent shares.

Each stock option of the Company that was outstanding and unexercised immediately prior to the effective time of the Merger (the “Effective Time”) will be cancelled as of the Effective Time without the right to receive any consideration.

The Merger Agreement is subject to certain closing conditions and contains customary representations, warranties and covenants.

The consummation of the Merger is conditioned upon, among other things: (i) the Company and Parent Shareholder approval shall have been obtained in accordance with applicable Law; (ii) no governmental entity having jurisdiction over any party shall have issue any order, decree, ruling injunction or other action that is in effect restraining the Merger; (iii) the registration statement on Form S-4 shall be declared effective by the U.S. Securities and Exchange Commission (“SEC”); (iv) a voting agreement shall have been executed and delivered by the parties thereto; (v) all Company preferred stock shall have been converted to Company common stock except for the Unconverted Company Preferred Stock (as defined by the Agreement); (vi) the Company shall have received agreements from all of the holders of the Company’s warrants, duly executed, containing waivers with respect to any fundamental transaction, change in control or other similar rights that such warrant holders may have under any such Company warrants and exchange such Company warrants as they hold for an aggregate of not more than 551 shares of Parent Preferred Stock; (vii) the Company shall have cashed out any other warrant holder who has not provided a warrant holder agreement, provided, however, that the aggregate amount of such cash out for any and all other warrant holders who have not provided a warrant holder agreement shall not exceed $150,000; (viii) the Company shall have obtained waivers from holders of Company convertible notes of the original principal amount thereof with respect to any fundamental transaction rights such Company convertible note holders may have under any such Company convertible notes, including any right to vote, consent or otherwise approve or veto any of the transaction contemplated by this Merger Agreement; (ix) Parent shall have received a compliance certificate from the Company certifying Company complied with all its representations and warranties in the Merger Agreement; (x) Parent shall have received a certificate certifying that no interest in the Company is a U.S. real property interest, as required under U.S. treasury regulation section 1.897-2(h) and 1.1445-3(c); (xi) Company shall have received from Parent a compliance certificate certifying that Parent has complied with all its representations and warranties in the Merger Agreement, that Parent Common Stock included in the Merger Shares have been approved for listing on the Nasdaq, and Parent shall have regained compliance with the stockholders equity requirement in Nasdaq listing rule 5550(b)(1).

The Company will prepare and file a proxy statement with the SEC and, subject to certain exceptions, the Company’s Board of Directors (the “Board”) will recommend that the Merger Agreement be adopted by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Company Superior Proposal (as defined in the Merger Agreement) if the Board or any committee thereof determines in good faith, after consultation with the Company’s outside legal and financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal that the Board considers in good faith and the Person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction more favorable to the Company Shareholders than the Merger. The Company would be required to pay the Parent a termination fee of $4,000,000 in connection with the Company accepting a Company Superior Proposal.

The foregoing description of the Merger Agreement in this Item 1.01 and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The Board has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Company stockholders adopt the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, unless specified otherwise in the Merger Agreement, the assertions embodied in the representations and warranties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by the Company and Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Parent.

No Offer or Solicitation; Important Information About the Merger and Where to Find It

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Company or Parent, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

The Company expects to file a proxy statement with the SEC relating to the Merger Agreement. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the meeting proposals as they become available because they will contain important information about the Merger Agreement and related transactions and the meeting proposals to be voted upon. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Item 1.02 Termination of Material Definitive Agreement.

As previously announced, on August 22, 2023, the Company had entered into a non-binding letter of intent (the “LOI”) with a publicly-traded entity on a national stock exchange (“Public Entity”). The LOI had expired on November 30, 2023, upon which the Company verbally delivered notice to the Public Entity that it would not continue negotiations on the LOI nor agree to enter into a definitive agreement with such Public Entity.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2023 the Company filed a Certificate of Designations creating a new series of preferred stock designated as “Series F-1 Preferred Stock.” The Certificate of Designations, which forms a part of the Company’s Amended and Restated Certificate of Incorporation, specifies the rights, preferences and privileges of the Series F-1 Preferred Stock.

The Certificate of Designations authorizes a total of 95,000 shares of Series F-1 Preferred Stock. The Series F-1 Preferred Stock has a stated value of $1,000 per share, which is convertible into shares of common stock at a rate determined by dividing (i) the stated value of such Series F-1 Preferred Stock shares plus any declared and unpaid dividends on such shares by (ii) the conversion price of $0.0635 per share, subject to adjustment as provided in the Certificate of Designations. The Certificate of Designations also provides that in the event of certain “Triggering Events,” any holder may, at any time, convert any or all of such holder’s Series F-1 Preferred Stock at an alternate conversion rate equal to the product of (i) the Alternate Conversion Price (as defined below) and (ii) the quotient of (x) the 25% redemption premium multiplied by (y) the amount of Series F-1 Preferred Stock subject to such conversion. “Triggering Events” include, among others, (i) a suspension of trading or the failure to be traded or listed on an eligible market for five consecutive days or more, (ii) the failure to remove restrictive legends when required, (iii) the Company’s default in payment of indebtedness in an aggregate amount of $100,000 or more, (iv) proceedings for a bankruptcy, insolvency, reorganization or liquidation, which are not dismissed with 30 days, (v) commencement of a voluntary bankruptcy proceeding, and (viii) final judgments against the Company for the payment of money in excess of $100,000. “Alternate Conversion Price” means the lowest of (i) the applicable conversion price the in effect, (ii) 80% of the volume weighted average price (“VWAP”) of the common stock on the trading day immediately preceding the delivery of the applicable conversion notice, (iii) 80% of the VWAP of the common stock on the trading day of the delivery of the applicable conversion notice and (iv) 80% of the price computed as the quotient of (I) the sum of the VWAP of the common stock for each of the three (3) trading days with the lowest VWAP of the common stock during the fifteen (15) consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice, divided by (II) three (3). Further, the Certificate of Designations provide that if on any of the thirtieth (30th), sixtieth (60th), ninetieth (90th), one hundred and twentieth (120th), and one hundred and eightieth (180th), as applicable, calendar day after the initial issuance date of the Series F-1 Preferred Stock, the conversion price then in effect is greater than the market price then in effect (the “Adjustment Price”), on such date then the conversion price shall automatically lower to the Adjustment Price. Each holder of Series F-1 Preferred Stock is entitled to receive dividends paid exclusively in the form of common stock (the “Dividends”) payable to the holders of the Series F-1 Preferred Stock on a monthly basis.

The holders of the Series F-1 Preferred Stock will not have the right to vote on any matter presented to the holders of the Company’s common stock but, the Company may not take the following actions without the prior consent of the holders of at least a majority of the Series F-1 Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series F-1 Preferred or alter or amend the Certificates of Designation, (ii) amend the Company’s certificate of incorporation in any manner that adversely affects any rights of the holders of the Series F-1 Preferred Stock, (iii) increase the number of authorized shares of Series F-1 Preferred, or (iv) enter into any agreement with respect to any of the foregoing.

There is no established trading market for the Series F-1 Preferred Stock, and the Company does not intend to list the Series F-1 Preferred Stock on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Series F-1 Preferred Stock may be extremely limited.

The foregoing summary description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference and filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On December 12, 2023, the Company issued a press release announcing the above referenced Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward Looking Statement

This Current Report includes “forward-looking statements” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the parties’ ability to close the proposed Transaction, including the ability of both companies to secure all required regulatory, third-party and shareholder approvals for the proposed Transaction; availability of cash to meet Aditxt’s obligation to pay noteholders under the Agreement and other near-and longer-term obligations under the Agreement; Aditxt’s expectation that shares of its common stock will remain listed on the Nasdaq Stock Market; the anticipated timing to close the Transaction; the anticipated financial performances of Aditxt and Evofem both before and after the proposed Transaction, anticipated benefits of the proposed Transaction including synergies to Aditxt’s business following the proposed Transaction, the degree of growth in the non-hormonal birth control market anticipated by third-party market researchers; Aditxt’s ability to leverage Evofem for subsequent product acquisitions and license agreements subsequent to the Transaction; Evofem’s ability to maintain requisite regulatory approvals; Evofem’s costs related to the transaction; and changes to the potential market size and the size of the patient populations utilizing Phexxi®. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the each company’s SEC filings, including Aditxt’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 17, 2023 as amended April 28, 2023 and July 12, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 14, 2023, and any subsequent filings, and Evofem’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 27, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 14, 2023, and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The companies do not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Definitive Agreement by and between the Company and Aditxt, Inc.
3.1	Certificate of Designation of the Series F-1 Preferred Stock
99.1	Joint Press release dated December 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: December 12, 2023	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer